                                                                    Exhibit 23.4

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated August 27, 1999 relating to the financial statements of CareInsite, Inc. included in Healtheon/WebMD Corporation's current report on Form 8-K and to all references to our Firm included in this registration statement.


                                                         /s/ ARTHUR ANDERSEN LLP

     Roseland, New Jersey
     July 27, 2000